Exhibit 10.3

NBD PARTNERS ENERGY, KOREA

 ‘PARTY A’

AND

GREAT SOUTH LAND MINERALS LIMITED

‘PARTY B’

JOINT VENTURE

AND MANAGEMENT AGREEMENT

08TH February 2012

JOINT VENTURE AND MANAGEMENT AGREEMENT

TABLE OF CONTENTS

Clause

Page

1.

DEFINITIONS AND INTERPRETATION

1

2.

CONDITIONS SUBSEQUENT

3

3.

PURPOSE

3

4.

BUSINESS PLAN

3

5.

NAME OF THE JOINT VENTURE

4

6.

DURATION

4

7.

THE MANAGER

4

8.

APPOINTMENT OF MANAGER

5

9.

POWERS AND DUTIES OF THE MANAGER

6

10.

THE MANAGER

7

11.

FINANCING OF THE JOINT VENTURE

7

12.

DEALING WITH THE RESOURCES OF THE JOINT VENTURE

8

13.

LIABILITY OF JOINT VENTURERS

8

14.

PROFITS AND LOSSES AND ACCOUNTS

9

15.

BANK AND BRANCH DETERMINED BY THE MANAGER

9

16.

INTEREST UNDER AGREEMENT NOT TO BE CHARGED

10

17.

RELATIONSHIP OF JOINT VENTURERS

10

18.

INDEMNITY FOR BREACH

11

19.

MUTUAL COVENANTS

11

20.

EVENTS OF DEFAULT

12

21.

SALE OF INTEREST IN JOINT VENTURE

14

22.

TERMINATION

17

23.

PROCEDURE FOLLOWING TERMINATION

17

24.

DISPUTE DETERMINATION

18

25.

CONFIDENTIALITY

18

26.

PUBLICITY

19

27.

TIME AND REMEDY OF DEFAULT

19

28.

REPRESENTATIONS AND WARRANTIES

19

29.

NOTICES

20

30.

GOVERNING LAW

21

31.

JURISDICTION

21

32.

BREACH OF AGREEMENT

21

33.

MISCELLANEOUS

21

SCHEDULE 1

24

Constitution

24

SCHEDULE 2

25

Company Management Fee

25

THIS JOINT VENTURE AND MANAGEMENT AGREEMENT is made this 08th day of February 2012.

BETWEEN	NBD PARTNERS ENERGY of 13th Floor, Prudential Tower, 838 Yeoksam_dong Kangnam_gu Seoul Korea 135-982 (‘PARTY A’)
AND	GREAT SOUTH LAND MINERALS LIMITED ABN 54 068 650 386 Registered in the Australian State of Tasmania, Registered office at Level 3, 65 Murray Street Hobart, TAS, AUSTRALIA 7000 (‘PARTY B’)

ON THE BASIS THAT:

A.

Party A is an investor in commercial oil, gas & hydrocarbon ventures in the Australian State of Tasmania with access to funding sources and pursuant to the terms of the Convertible Loan Agreement dated 08TH February 2012, is entitled to 10% equity in Energy Corporation International and may maintain a 49% interest in the Licence which belongs to Party B in Tasmania.

B.

Party B is an oil and gas explorer registered and operating in Australia and pursuant to the terms of the Convertible Loan Agreement with Party A dated 08th February 2012, may maintain a 51% interest in the Licence in Tasmania.

C.

Parties A & B have agreed to participate in a Joint Venture to operate & develop the oil and gas assets (including any coal Interests established over the Existing Projects through Party B or a Related Party entity of Party B) and the Project through a company to be called Empire NBD JV Pty Ltd (subject to registration);

D.

It is the purpose of this Agreement to record the terms and conditions of the involvement of the parties hereto in the Joint Venture.

THE PARTIES AGREE THAT:

1.

DEFINITIONS AND INTERPRETATION

1.1

Definitions

In this Agreement:

Agreement	means this Joint Venture and Management Agreement as the same may be amended or supplemented from time to time

Associate	has the meaning ascribed to that term by Division 2 of Part 1.2 of the Corporations Law, Australia.

Auditor	Means the nominated Auditor of the Joint Venture or such other auditor as the Joint Venturer party may determine from time to time.

Board	means the Board of Directors of the Company

Business	means the business of oil, gas and coal exploration & development.

Business Day	means a day on which banks are open for business in Tasmania excluding Saturday and Sunday and Public Holidays.

Chairman	means the Chairman of the Board and as provided for in this Agreement

Commencement Date	means the Agreement Date

Company	Means Empire NBD Energy JV Pty Ltd or other such nominated JV Management Company, to be registered with consent from the Parties.

Constitution	means the Constitution of a copy of which is and may be annexed to Schedule 1 of this Agreement (post signing).

Corporations Law	means the Corporations Act 2001 of Australia

dollar or $	means Australian dollars unless otherwise expressly provided.

EBIT	means at any time the operating profit or loss before deducting interest and any provision for income tax and excluding all abnormal and extraordinary items of the Business.

encumbrance

means any mortgage, charge (whether fixed or floating), pledge, lien, lease, title retention or conditional sale agreement, covenant, bill of sale, hire or hire purchase agreement, option, restriction as to transfer, use or possession, subordination to any right of any other Person, and any other encumbrance, security, restriction or interest whatsoever.

Existing Projects

Means the identified oil, gas and coal potential bearing structures and wellbore sites identified as “Bellevue” and “Thunderbolt” with respective coordinates being (approximately):

Bellevue: 465,660E, 533,8904N;

Thunderbolt: 466,844E, 5287200N.

Financial Year

means any period of 12 months commencing on 1 July and ending on 30 June in any year, OR the period 01 January to 31 December in any year, to be nominated by the Joint Venturers in accordance with its statutory reporting requirements.

Joint Venture (or JV)

means the joint understanding and contractual arrangements between Party A and Party B on the terms and conditions contained in this Agreement and any agreement entered into pursuant to this Agreement for the objects set out therein.

Joint Venture Expenses	means all amounts:
(a) necessary to acquire assets of the Joint Venture;
(b) otherwise authorised by the Manager or this Agreement.

Joint Venturers	means Party A and Party B as Joint Venturers pursuant to the terms of this Agreement or any of their successors or permitted assigns.

Licence	Means the current exploration licence in the Tasmanian State of Australia, described and registered as EL14/2009.

Manager	means Empire NBD Energy JV Pty Ltd ( (subject to registration) of Level 3, 65 Murray Street Hobart, Tas 7000 or other nominated management company as determined by the Parties.

Month	means a calendar month.

Permitted Bank Charge	means a mortgage, charge, lien or other encumbrance over the interest of a Joint Venturer in the Joint Venture permitted under Clause 16.1(a)(ii).

Person

means any individual, corporation, Energy JV, firm, joint venture, association, joint stock company, limited liability company, trust, unincorporated organisation, governmental body or other entity or legal person.

Prescribed Equity	means the following percentage interest in the Joint Venture, namely:
(a) Party A - 49%; and
(b) Party B - 51%,
or such other percentages as may be determined hereunder.

Prime Rate	means the reference rate for bank overdrafts in excess of $100,000.00 set from time to time by the Westpac Bank.

Principal RBC	means:
(a) in the case of Party A: NBD ENERGY, South Korea (NBD) a company incorporated in Korea, whose registered office is at 13th Floor, Prudential Tower, 838 Yeoksam_dong Kangnam_gu, Seoul 135-982.
(b) in the case of Party B: Empire Energy Corporation International of 4500 College Blvd, Suite 230 Leawood, Kansas, 66211, USA.

Project	Means the development and exploitation in respect of natural oil, gas and coal reserves for commercial benefit over the Existing Projects within the Licence area.

Related Body Corporate	means a related body corporate within the meaning of Division 6 of the Corporations Act 2001.
Resources

Means, naturally occurring oil, gas and other coal derived reserves or resources which may accrue to the JV or be extracted by the JV in the furtherance of this Agreement under any type of authorised Licence or Lease.

Services	means all financial, administrative, operational and any other similar services required to operate the Business.

Joint Venture Management Agreement	means the agreement between the Manager, Empire NBD Energy JV Pty Ltd or other such nominated company, subject to registration, created to manage the affairs of the Joint Venture.

1.2

Interpretation

In this Agreement unless the contrary intention appears:

(a)

the singular includes the plural and vice versa;

(b)

where a word or phrase is given a definite meaning, any part of speech or other grammatical form in respect of that word or phrase shall have a corresponding meaning;

(c)

a reference to any gender includes a reference to all other genders;

(d)

a reference to any legislation or to any provision of any legislation includes a reference to any modification or re-enactment of or any provisions substituted for such legislation or provisions;

(e)

an agreement, representation or warranty made by two or more Persons is made by them jointly and by each of them severally;

(f)

an agreement, representation or warranty made in favour of two or more Persons is made for the benefit of them jointly and for each of them severally; and

(g)

if an act required to be done under this Agreement on or by a given day is done after 5:30 pm on that day, it is taken to be done on the following day.

1.3

Headings

Headings are inserted for convenience only and do not affect the interpretation of this Agreement.

1.4

Weekends and Holidays

Where any act is required by this Agreement to be done on a given day and that day is not a Business Day then the act is required to be done on the next following Business Day.

2.

CONDITIONS SUBSEQUENT

2.1

It is a condition subsequent to this Agreement that immediately upon execution the Parties will do all things necessary to ensure:

(a)

The shares in the Company will be issued on a proportional basis to the Prescribed Equity; and

(b)

Simon Lee and Malcolm Roy Bendall will be appointed Directors of the Company.

3.

PURPOSE

3.1

The Parties hereby declare and acknowledge that they have entered this Agreement for the purpose of developing and exploiting the Project on the terms and conditions contained in this Agreement.

3.2

The Parties intend this Agreement to regulate the manner in which the JV will develop the Projects and the interests of each party in the manner in which the Projects are further developed to such time as (and past such time in absence of any new agreement) the Resources are extracted from the Projects and sold by the Parties on terms agreeable to the Parties.

4.

BUSINESS PLAN

4.1

The Parties agree that prior to the execution of this Agreement (or in the event this is not provided), as soon as possible subsequent to the execution of this Agreement, Party B will undertake to provide Party A with a Business Plan.  It is a condition of this Agreement that the Business Plan provides an accurate scope of the Projects including (but not limited to):

(a)

A budget, updated semi-annually, outlining actual costs of the previous 6 months and an estimate of the forward 6 months;

(b)

Explanations for any variation of more than 10% from the estimated costs of the previous six months (if any); and

(c)

A running total of costs incurred on behalf of the Joint Venture.

4.2

The initial Business Plan provided by Party B shall include forward estimates for the completion of the Projects to such stage where extracted Resources have been sold pursuant to a contract of sale in excess of $100,000 to a third party at arm’s length terms.

4.3

Irrespective of the shareholdings of the parties, in the event that Party B deviates by more than 15% from the estimate provided pursuant to clause 4.2, Party A shall have the option to remove any Manager currently conducting the business of the Project and replace the Manager with representatives of its choosing for no less than one year.

4.4

In the event that Party A does not exercise its rights under clause 4.3, Party A shall continue to have the ability to exercise its rights under 4.3 until the defect is cured.

5.

NAME OF THE JOINT VENTURE

5.1

The name of the Joint Venture shall be " Empire NBD Energy JV Pty Ltd” (or such other name as may be agreed by the Joint Venturers) and the Manager will conduct the Business under this name.  The Manager may register the name (or any other agreed JV Energy JV name) as a business name as required by relevant legislation but will not apply for registration of the name as a trade mark.

5.2

Party A will procure that the Manager is granted a licence of the name "Empire NBD Energy JV Pty Ltd " for the purpose of being used as part of the name of the Joint Venture in accordance with Clause 5.1 and Party B will procure that the Manager is granted a licence of the name "Empire NBD Energy JV Pty Ltd " for the purpose of being used as part of the name of the Joint Venture in accordance with Clause 5.1.

5.3

If for any reason Party A ceases to be a Joint Venturer, the Joint Venture shall immediately cease using the name " Empire NBD Energy JV Pty Ltd ", and if for any reason Party B ceases to be a Joint Venturer, the Joint Venture shall immediately cease using the name " Empire NBD Energy JV Pty Ltd ". The Manager acknowledges and agrees that the grant of the licences of the name " Empire NBD Energy JV Pty Ltd” will not confer any proprietary rights on the Manager and the name remain the sole property of the relevant licensors.

The parties will procure that the name of the Joint Venture and any company name or business name associated or used in connection with the Joint Venture is altered as soon as practicable to give effect to this clause.

6.

DURATION

The Joint Venture shall be established with effect from the Commencement Date and shall, subject as provided herein, continue in existence until the Joint Venture is terminated and the underlying property of the Joint Venture has been sold and proceeds of sale distributed between the shareholders of the Company proportionate to the parties’ shareholding in the Company at the time of any such distribution.

7.

THE MANAGER

7.1

The Joint Venturers agree that the Constitution must provide, amongst other things, the following:

(a)

Rights of Shares and Composition of Board

(b)

Quorum

A quorum at general meetings shall be no less than 2 (two) directors of the Company.

(c)

Appointment, Suspension and Renewal

By notice in writing to the other Joint Venturer, each Joint Venturer may remove or suspend a person appointed by it as a director and appoint another person in their place and may appoint another director temporarily in the place of the person so removed, suspended or in place of a sick or absent director, providing that the appointment of a person is an authorised  representative from one of the RBC’s.

(d)

Alternate Directors

(i)

By notice in writing to the Secretary, a director may appoint a person to be an alternate director in his place during such period as he thinks fit.

(ii)

An alternate director is entitled to notice of Board meetings and, if the appointor is not present at such meeting, is entitled to attend and vote in his place.

(iii)

An alternate director may exercise any powers that the appointor may exercise and the exercise of any such powers by the alternate director shall be deemed to be the exercise of the power by the appointing director.

(iv)

The appointment of an alternate director may be terminated at any time by the appointing director by notice in writing to the Secretary and will cease once the appointing director ceases to hold office as a director.

(e)

Frequency

(i)

There shall be Board meetings on a regular basis to be determined by the Board but not less than two times in each Financial Year.

(ii)

Not less than 5 Business Days written notice (including the provision of an agenda) (or such shorter period as all of the directors shall agree upon) shall be given to all directors for each such meeting, or in the case of a meeting proposed to be held by conference telephone or other electronic means at which the directors are not required to be physically present, not less than 4 Business Days written notice of such a meeting (or such shorter period as all of the directors shall agree upon) shall be given to all directors.

(f)

Additional Meetings

Notwithstanding the provisions of paragraph (e), additional Board meetings may be convened by any director giving the other directors not less than 5 Business Days written notice (including the provision of an agenda) (or such shorter period as all of the directors shall agree upon) of such a meeting, or in the case of a meeting to be held by conference telephone or other electronic means at which the directors are not required to be physically present, by giving the other directors not less than 3 Business Days written notice of such a meeting (or such shorter period as all of the directors shall agree upon).

(g)

Venue

All Board meetings shall be held at venues convenient to the directors and in the absence of any agreement to the contrary shall be held by telephone conference.

(h)

Meetings by Telephone

(i)

The directors may dispatch business and adjourn and otherwise regulate Board meetings as they think fit.

(ii)

Without limiting the discretion of the directors to regulate their meetings, the directors may if they think fit, confer by radio, telephone, closed circuit television or other electronic means or audio or audio visual communication and a resolution passed by such conference shall, notwithstanding the directors are not present together in one place at the time of the conference, be deemed to have been passed at a Board meeting held on the day on which and at the time at which the conference was held.

(iii)

The provisions of this Agreement and the Constitution relating to Board meetings shall apply so far as they are capable of application mutatis mutandis to such conferences.

(i)

Statement of Directors Deemed a Resolution

(i)

If all directors (or their alternates) have signed a document containing a statement that they are in favour of a resolution in the terms set out in the document, a resolution in those terms shall be deemed to have been passed in a Board meeting held on the day in which the document was signed and at that time at which the document was last signed by a director or if the directors signed the document on different days, on the day on which and at the time at which the document was last signed by a director.

(ii)

For the purpose of this paragraph (i), two or more separate documents containing statements in identical terms each of which is signed by one or more directors shall together be deemed to constitute one document containing a statement in those terms signed by those directors on the respective days on which they signed the separate documents.

(j)

Transfer of Shares

The transfer of shares in the Manager shall be restricted and may only occur in accordance with the provisions of this Agreement.

8.

APPOINTMENT OF MANAGER

The Joint Venturers hereby appoint the Manager as manager of the Joint Venture.

9.

POWERS AND DUTIES OF THE MANAGER

9.1

Powers of the Manager

(a)

Except as otherwise provided for herein or as otherwise agreed by the Joint Venturers, the Manager shall make all decisions for the Joint Venture and shall have all rights, power and authority generally conferred by law or necessarily consistent with accomplishing this consistent with the purposes and features of the Joint Venture as set forth in Clause 3.

(b)

Without limiting the generality of the foregoing, the Manager has the right consistent with its fiduciary obligations to the Joint Venturers and with the Business and the purposes of the Joint Venture to:

(i)

subject to any applicable restrictions set forth in this Agreement, execute any and all customary agreements, contracts, documents, certifications and instruments in connection with the Business and purposes of the Joint Venture;

(ii)

protect and preserve the entitlements of the Joint Venture in respect of the assets at any time owned, acquired or created by the Joint Venture to the extent so empowered;

(iii)

perform all normal business functions and otherwise operate and carry out the day to day administration of the Business in accordance with and as limited by this Agreement;

(iv)

incur Joint Venture Expenses and customary and reasonable costs for start up, including outside legal services on behalf of the Joint Venture in connection with the Business and purposes of the Joint Venture;

(v)

engage in any kind of activity and perform and carry out contracts of any kind necessary to or in connection with or convenient or incidental to the day to day administration of the Joint Venture;

(vi)

enter into or dispose, extend or terminate any lease, enter into any contract for purchase or disposal of any asset or part of the undertaking of the Joint Venture; and

(vii)

enter into any other business.

9.2

Duties of the Manager

The Manager shall subject to the terms of this Agreement:

(a)

devote all of its time to carry out the day to day administration in the fulfilment of the Business and purposes of the Joint Venture and conduct the Business in an appropriate manner;

(b)

upon every reasonable request being made of it to inform the Joint Venturers and each of them of all matters, accounts, writings and other things which it may have become vested with concerning the Joint Venture;

(c)

carry out the day to day administration of the Joint Venture in a proper and professional manner in accordance with and subject to the terms of this Agreement and insofar as it is legally able to do so shall supervise and administer the Business on a day to day basis so as to ensure the optimum exploitation of the assets of the Business;

(d)

cause to be kept such accounts and other records as will sufficiently explain the transactions and financial position of the Business to enable a true and fair profit and loss account and balance sheet to be prepared from time to time in accordance with generally accepted Australian Accounting Standards consistently applied by the accounting staff and shall cause such accounts to be kept in such a manner as to enable them to be conveniently and properly audited;

(e)

provide and/or oversee accounting staff who shall prepare monthly accounts as at the end of each month, year to date and yearly accounts during the currency of the Joint Venture or at such other times as the Joint Venturers may direct and shall provide the Joint Venturers with a copy of any balance sheet and profit and loss statement prepared in accordance with this clause.

(f)

Do all such things necessary to protect the interests of the Joint Venturers and the Licence held by the Parties.

9.3

No Liability

Because it is only a representative of the Joint Venturers, the Manager shall have no liability to the Joint Venturers for losses sustained, liability incurred or damages suffered by any or both of the Joint Venturers as a result of the Manager's management of the Joint Venture as any liability of the Manager shall be a liability of the Joint Venture to be borne by the Joint Venturers as set forth in Clause 13.2.

9.4

Remuneration

The Manager shall not receive any salary, fees, commission, profits, distributions, reimbursements or other compensation for its services as manager of the Joint Venture save and except in reimbursement of any costs and expenses incurred by the Manager on behalf of the Joint Venturers in managing the Business, pursuant to Clause 9.2 and pursuant to the indemnity set out in Clause 13.2.

10.

THE MANAGER

10.1

Manager of Joint Venture

The Manager shall act as manager of the Joint Venture in accordance with the powers and duties conferred upon the Manager in Clause 9.

10.2

Assets Held for Joint Venturers

All agreements entered into or assets acquired or created or held by the Manager shall be so entered into or acquired or created or held for and on behalf of the Joint Venturers in their respective Prescribed Equity and the Manager shall have no beneficial interest therein or thereto.

10.3

Monies Required by the Manager

All monies required for the Manager to serve as manager of the Joint Venture (including the payment of Joint Venture Expenses) shall be funded by the Joint Venturers in proportion to their respective Prescribed Equity.

10.4

Relationship Between Manager and Joint Venturers

Notwithstanding anything to the contrary contained herein:

(a)

neither this Agreement nor any agreement referred to herein nor any acts or omissions of the Manager or of the Joint Venturers or any of them shall create or constitute or be deemed to have created or constitute the relationship of trustee and beneficiary between the Manager and any of the Joint Venturers;

(b)

the relationship between the Manager and the Joint Venturers shall be that of principal and agent and the Manager shall hold any assets of the Joint Venture merely as agent and not as trustee for the Joint Venturers; and

(c)

to the extent to which legal title to any asset belonging to the Joint Venturers vests in the name of the Manager, the Manager shall in all respects deal with such asset in accordance with the terms of this Agreement and the directions of the Joint Venturers.

11.

FINANCING OF THE JOINT VENTURE

11.1

Funding by Joint Venturers

The Joint Venturers agree that 100% of the funding required at any time for the Joint Venture will be contributed by Party A in accordance with Clause 11.2.

11.2

Contributions by Each Joint Venturer

(a)

In respect of the funding to be provided by the Joint Venturers under Clause 11.1, the parties intend that the Initial Capital will be provided to the Company upon exercise of rights pursuant to the Convertible Loan Agreement executed between both parties’ Principal RBC subject to agreement of the Principal RBC’s of the transfer of rights to the Parties.

(b)

Subject to the terms of this Agreement, further capital that may be required for the advancement of the JV will be paid by the Parties proportionate to each party’s Proscribed Equity at the date on which the debt is incurred.

(c)

The Parties intend that the Initial Capital is intended for the use by the JV in the development of the Projects and that the transfer of the Initial Capital to the control of the Company (or the application for the benefit of) will not grant any further rights to either Party. For the avoidance of doubt, the application of the Initial Capital to the Company for the development of the Project and the furtherance of the objectives of the JV (directly or indirectly) will not entitle either Party (or any Principal RBC) to any further rights, shares or benefits.

(d)

The parties agree that the Initial Capital will be used solely for the good-standing, benefit and advancement of the projects.

(e)

Contributions are to be made in accordance with Clause 11.3.

11.3

Payment of Contributions

(a)

The Company must submit for the approval of the Manager & Joint Venturers on or before the [20th] day of each Month a cash estimate for the next Month showing:

(i)

the estimated cash payments which will be required to be made during the relevant Month;

(ii)

the extent, if any, to which those estimated cash payments will be satisfied by cash on hand; and

(iii)

the amount which each Joint Venturer would be required to pay and the date or dates on which such payments will be required ("Cash Call") provided that all such Cash Calls are approved by the Board of the Manager.

(b)

The Company may, by not less than [5] Business Days' notice to the Joint Venturers, amend cash estimates or the date or dates on which payment is required.

(c)

No Cash Calls are required to be paid by a Joint Venturer unless they have first been unanimously approved by the Board of the Manager.

(d)

The Joint Venturers agree to pay to the Company for the purposes of this Agreement a Cash Call which has been approved by the Board of the Manager pursuant to Clause 11.3(c) on or before the date specified by the Board.

12.

DEALING WITH THE RESOURCES OF THE JOINT VENTURE

12.1

The Parties hereby warrant to each other that:

(a)

They will deal with the Resources of the JV in a proper manner, in good faith and for the joint benefit of the Parties to the JV;

(b)

That any Resources of the JV when dealt with for the benefit of one Party will accrue benefit of similar value to the other Party proportionate to each Party’s shareholding as amended from time to time and as at the date of any such divesture of the benefit of the relevant Resources; and

(c)

The Parties (or the JV) will under no circumstances, enter into forward contracts of sale in respect of the Resources without the express written acceptance of both Parties.

13.

LIABILITY OF JOINT VENTURERS

13.1

Several Liability

All contracts and agreements entered into on behalf of the Joint Venture shall where practicable be entered into by the Manager on behalf of the Joint Venturers and shall provide for the liabilities of the Joint Venturers to be several in proportion to the Prescribed Equity of each Joint Venturer.

13.2

Liability to Equal Prescribed Equity

Where for any reason any contract or agreement entered into for the purposes of the Joint Venture (whether in the name of the Manager), the Joint Venturers or any of them) or any act or omission of the Manager, the Joint Venturers or any of them involves the Joint Venturers in joint or joint and several liability, each Joint Venturer shall indemnify and keep indemnified the other Joint Venturer such that no Joint Venturer shall be responsible for more than its Prescribed Equity in relation to such joint or joint and several liability (“the Indemnity”). The Indemnity will not operate where any cost, loss or damage has been incurred as a result of a negligent act or omission or default by the Manager or the other Joint Venturer.

14.

PROFITS AND LOSSES AND ACCOUNTS

14.1

Determination of Shares of Joint Venturers

The net profit or net loss arising from the Joint Venture in respect of each Financial Year shall be determined, shared and/or borne in proportions equal to the Prescribed Equity of each Joint Venturer.

14.2

Quarterly Profit Distribution

Unless the Joint Venturers otherwise agree, within 10 Business Days after the end of each quarter during a Financial Year, there shall be distributed out of the cash funds available to the Joint Venture an amount equal to the whole of net profits, if any, for such quarter.

14.3

Accounts

Within 20 Business Days of the end of each Month in each Financial Year, the Manager shall cause to be prepared and distributed to the Joint Venturers a profit and loss account for the Joint Venture for that Month prepared in accordance with generally accepted Australian Accounting Standards consistently applied.

14.4

Audit of Accounts

The accounts of the Joint Venture as at the end of each Financial Year shall be audited by the Auditor within 60 days of the end of each Financial Year in accordance with Australian Accounting Standards and Corporations Act requirements.

14.5

Surplus Funds

In addition to any distribution in accordance with Clause 14.2, at the end of each Financial Year funds which are surplus to the projected operating requirements and projected capital needs of the Joint Venture shall be distributed to the Joint Venturers in accordance with each Joint Venturer's Prescribed Equity.

14.6

Failure to make Capital Contribution

(a)

Notwithstanding the other provisions of Clause 14 (but subject to clause 14.6(b) below), in the event that a Joint Venturer fails to make a contribution required under Clause 11, the defaulting Joint Venturer shall not be entitled to receive any distribution or other inter-party payments (including rent, interest and licence fees) whilst and so long as such contribution remains outstanding unless the non-defaulting Joint Venturer has served a Conversion Notice in regard to that contribution in accordance with Clause 20.6.

(b)

In the event the restriction on distributions under Clause 14.6(a) above is exercised by the JV, the Parties may agree (in writing) to set-off any costs incurred or owing by either Party against any distribution due to be made.

15.

BANK AND BRANCH DETERMINED BY THE MANAGER

15.1

Funds of the Joint Venture shall be promptly deposited into and kept in a bank account or accounts at a bank or banks designated by the Manager.

15.2

No funds belonging to the Joint Venture shall be mingled with funds not belonging to the Joint Venture and no funds shall be withdrawn from any bank account of the Joint Venture except for the purposes provided for in this Agreement.

15.3

The signatories for the bank account shall be agreed by the Parties from time to time.

16.

INTEREST UNDER AGREEMENT NOT TO BE CHARGED

16.1

No Assignment

(a)

Subject to this Clause 16 and Clauses 20 and 21, no Joint Venturer shall lease, sell, assign or in any way part with possession of its interest in the Joint Venture or the shares of the Manager or any part thereof, transfer, Encumber, declare itself a trustee or otherwise deal with its interest in the Joint Venture or the shares in the Manager or any part thereof without obtaining the prior written consent of the other Joint Venturer which consent may not be unreasonably withheld provided however that each of the Joint Venturers shall be entitled (subject to giving prior written notice to the other Joint Venturer of its intention) to Encumber its interest in the Joint Venture to:

(i)

a Related Body Corporate of that Joint Venturer; and/or

(ii)

to a bank or other financial institution where the purpose of such Encumbrance is to assist the particular Joint Venturer in making any contribution to the Joint Venture in accordance with this Agreement and, in particular, Clause 11;

(iii)

provided that such Encumbrance shall be expressed to be subject to the terms of this Agreement and in particular Clauses 20 and 21.

(b)

For the purpose of this Clause 16.1, a change in shareholding of a Joint Venturer so that a change occurs in the control of that Joint Venturer as exists at the Commencement Date shall be deemed to be an assignment.

16.2

Assignment

A Joint Venturer (in this clause "Assignor") may assign, sell, transfer or otherwise part with possession of (in this clause "Assign") the whole of its interest in the Joint Venture and its shares in the Manager (but not part thereof) to a third party (in this clause "Assignee") provided that:

(a)

the Assignee agrees in writing to be bound by the terms of this Agreement;

(b)

the Assignor shall first have agreed in writing with the other Joint Venturer to Assign the interest in the Joint Venture and the shares in the Manager to the Assignee;

(c)

the Assignor shall have entered into a guarantee and indemnity (in the reasonable opinion of the other Joint Venturer satisfactory in form and substance) in favour of the other Joint Venturer in respect of the due performance by the Assignee of its obligations under this Agreement and any other agreement in respect of the Joint Venture.

16.3

Partition Without Consent of the Other Joint Venturer

A Joint Venturer shall not:

(a)

apply for the partition or an order for the sale of its interest in the Joint Venture or the shares in the Manager; or

(b)

be entitled to receive as distributions any assets or property other than money save with the written consent of the other Joint Venturer or in accordance with the provisions of this Agreement.

17.

RELATIONSHIP OF JOINT VENTURERS

17.1

Limit of Joint Venturers' Liabilities

Notwithstanding anything to the contrary herein contained but subject to Clause 13.2, neither this Agreement nor any agreement referred to herein nor the acts or omissions of the Joint Venturers or of either of them or the Manager:

(a)

shall result nor are they intended to result in the creation of any relationship whereby a Joint Venturer shall be held responsible or liable for any act or omission of the other Joint Venturer either jointly or otherwise;

(b)

shall authorise any Joint Venturer to pledge the credit of the other Joint Venturer; or

(c)

shall impair the independent status of any Joint Venturer or shall create any trust.

17.2

No Agency or Partnership JV Created

No Joint Venturer shall act as or purport to act as the agent or make any promise or representation on behalf of the other Joint Venturer without its express written approval.

The Parties intend that this Agreement is for a Joint Venture only and does not constitute a Partnership JV.

18.

INDEMNITY FOR BREACH

Notwithstanding any other provisions of this Agreement, the Joint Venturers covenant and agree with each other to indemnify and keep indemnified the other from and against any losses and damages which may arise in respect of any breach by that Joint Venturer of any provisions of this Agreement.

19.

MUTUAL COVENANTS

19.1

Each Party Fiduciary of the Other

(a)

Each party covenants and agrees with the other party that it is the fiduciary of that other party in relation to the party and to be just and faithful in all its activities and dealings with such other party in relation to the Joint Venture and otherwise to perform its obligations under the terms of this Agreement.

(b)

This obligation does not relate to any businesses other than the Projects.

19.2

Parties to Keep Each Other Informed

The parties shall keep each other fully informed and aware of all their respective activities in relation to this Agreement.

19.3

Parties to Assist Each Other

The parties shall assist each other and generally do all acts, matters and things to ensure achievement of the objects of the Joint Venture.

19.4

Receipt of Money

Each of the parties covenants and agrees with one another that forthwith upon the receipt of any monies belonging to the Joint Venture such party shall pay such monies into the appropriate bank account in accordance with the provisions of this Agreement.

19.5

Joint Venturers Not to Give Credit

Each Joint Venturer undertakes that it shall not without the consent of the other Joint Venturer in respect of the Joint Venture:

(a)

give any credit and/or lend any money on behalf of the Joint Venture to any Person other than in the ordinary course of business of the Joint Venture conducted in a normal and proper manner;

(b)

subject to Clause 16.1(a)(ii), borrow or raise any money or incur any debt on account of the Joint Venture;

(c)

except as hereinbefore provided, draw, accept or endorse any negotiable instruments on account of the Joint Venture;

(d)

compound, release or discharge any debt which shall be due or owing to the Joint Venture without receiving the full amount thereof;

(e)

guarantee, become bail, surety or security on behalf of the Joint Venture for any Person or do or knowingly suffer to be done anything whereby the property or assets of the Joint Venture may be attached or taken in execution; or

(f)

incur any liabilities on behalf of the Joint Venture and/or employ any of the monies and/or effects thereof other than in the ordinary course of business on behalf of the Joint Venture conducted in a normal and proper manner.

20.

EVENTS OF DEFAULT

20.1

Events of Default

Subject to Clause 20.2, a Joint Venturer shall have committed an event of default if:

(a)

it breaches any material provision of this Agreement and, where capable of rectification, the breach is not rectified within 15 Business Days of receipt of the notice requiring rectification served by the non-defaulting Joint Venturer;

(b)

a petition for winding up it or its Principal RBC is presented and it cannot within 14 days reasonably satisfy the other Joint Venturer that the petition is frivolous or vexatious or an order is made, or an effective resolution is passed, for its or its Principal RBC's winding up except where the winding up is for the purpose of reconstruction or amalgamation (and has been approved by the other Joint Venturer such approval not to be unreasonably withheld);

(c)

a provisional liquidator, administrator, receiver or receiver and manager of its or its Principal RBC's assets or any part thereof or any part of the income thereof is appointed or if a meeting of the creditors is convened or held pursuant to the Corporations Law or other similar law in any jurisdiction of which a relevant party or Primary RBC is subject to;

(d)

it makes a general assignment for the benefit of its creditors or otherwise acknowledges insolvency or if it goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on the Joint Venturer under this Agreement) or if a provisional liquidator, or receiver and manager or judicial manager is appointed over its assets, undertakings or business or if it ceases or threatens to cease to carry on business;

(e)

any execution or other process of any Court or authority is issued against or levied upon it or its Principal RBC and not discharged or a stay of execution is not obtained within 30 days of the issue of the execution or other process or, a stay of execution having been so obtained, the said execution or process is not discharged within 10 weeks after the issue or levy of execution or process as the case may be;

(f)

it or its Principal RBC suspends payment generally or is unable to pay its debts within the meaning of the Corporations Law;

(g)

it or its Principal RBC enters into any arrangement, reconstruction or composition with creditors or any of them; or

(h)

the holder of any Permitted Bank Charge takes possession of the Joint Venturer's interest in the Joint Venture or takes any other step or does any other thing which results in the holder of the Permitted Bank Charge having the ability to control the interest of the Joint Venturer in the Joint Venture.

20.2

Disputes Regarding Events of Default

If a dispute arises as to whether or not an event of default has occurred or whether or not a breach of this Agreement is capable of rectification, and the dispute remains unresolved after the procedure in Clause 24.1 has been implemented, such a dispute shall be referred for determination at the election of the Joint Venturer alleging that an event of default has occurred or that a breach is capable of rectification, either:

(a)

by an expert in accordance with the provisions of Clause 24; or

(b)

by a court of competent jurisdiction,

and it is expressly agreed that an event of default shall be deemed not to have occurred pending the determination of the dispute by the expert or the court as the case may be.

20.3

Consequences of Certain Events of Default

Should an event of default occur under Clause 20.1(b) to (h) inclusive and be continuing, then, without prejudice to its other rights and remedies whether under this Agreement or at general law, at the election (by notice in writing served on the defaulting Joint Venturer) of the non-defaulting Joint Venturer:

(a)

the defaulting Joint Venturer shall be deemed to have issued to the other Joint Venturer a Transfer Notice in accordance with the provisions of Clause 21.3 at a Proposed Price equal to the purchase price as determined in accordance with Clause 21.7 of that defaulting Joint Venturer's Prescribed Equity and the provisions of Clause 21 shall apply; or

(b)

this Agreement shall be terminated whereupon the provisions of Clause 23 will apply.

20.4

Consequences of any Other Events of Default

Should an event of default occur under Clause 20.1(a) and be continuing, then, without prejudice to its other rights and remedies whether under this Agreement or at general law, the non-defaulting Joint Venturer shall be entitled (by notice in writing served on the defaulting Joint Venturer) to elect to exercise any of the following remedies:

(a)

if the default is a failure to pay any monies due to be paid hereunder, the non-defaulting Joint Venturer shall be entitled to pay and to notify the defaulting Joint Venturer that it has paid such monies and to charge the defaulting Joint Venturer interest on such monies at a rate per annum equal to 2% above the Prime Rate;

(b)

if the non-defaulting Joint Venturer so elects, the defaulting Joint Venturer shall be deemed to have issued to the other Joint Venturer a Transfer Notice in accordance with the provisions of Clause 21.3 at a Proposed Price equal to the purchase price as determined in accordance with Clause 21.7 of that defaulting Joint Venturer's Prescribed Equity and the provisions of Clause 21 shall apply; or

(c)

the non-defaulting Joint Venturer may terminate this Agreement whereupon the provisions of Clause 23 will apply.

PROVIDED THAT where the defaulting Joint Venturer rectifies its default prior to the payment and notification pursuant to sub-paragraph (a) or the election pursuant to sub-paragraphs (b) or (c), the default shall be deemed rectified.

In addition, if the non-defaulting Joint Venturer so elects, the defaulting Joint Venturer or the directors appointed by the defaulting Joint Venturer to the Board shall not be entitled either to attend or to vote at any general meeting or Board meeting of the Manager or otherwise to be consulted or to participate in any agreement, decision, determination, consent, approval or other action of the Joint Venturers or the Manager unless and until the default of such defaulting Joint Venturer shall be rectified.  Until such default is rectified, a quorum for the purposes of general meetings and Board meetings of the Manager shall be one representative appointed by the non-defaulting Joint Venturer;

20.5

Adjustment of Prescribed Equity

In the event that a payment due under this Agreement is overdue for more than 15 Business Days and the non-defaulting Joint Venturer elects to exercise the remedy available under Clause 20.4(a), then the non-defaulting Joint Venturer may give a notice to the defaulting Joint Venturer pursuant to this Clause 20.5, in which case:

(a)

at any time after the expiration of 20 Business Days from the date of such notice; and

(b)

prior to the repayment of the amount of such payment (together with all interest thereon) ("Default Payment") by the defaulting Joint Venturer,

the non-defaulting Joint Venturer ("Electing Party") may elect by notice in writing to the Manager ("Conversion Notice") to convert the Default Payment made by it to equity whereupon the provisions of Clause 20.6 shall apply.

20.6

Conversion Notices

(a)

In the event that a Conversion Notice is served on the Manager pursuant to Clause 20.5, the Prescribed Equity of the defaulting Joint Venturer ("the Reducing Party") shall be reduced and of the Electing Party shall be correspondingly increased in accordance with the following formula :

CPE  =    DP/V x 100

where

CPE

is the change in Prescribed Equities of the Reducing Party and the Electing Party;

DP

is the amount of the Default Payment (as defined in Clause 20.5) as at the date the change in Prescribed Equity takes effect; and

V

is the fair value of the entire Joint Venture determined and certified by the Auditor (who shall be engaged by the Manager for this purpose), acting as expert and not as an arbitrator, as what in its opinion is the fair value of the entire Joint Venture on a going concern basis assuming a willing (but not anxious) vendor and a willing (but not anxious) purchaser contracting at arm's length.

(b)

For the sake of clarity, the Joint Venturers agree that in the event that an Electing Party's Prescribed Equity is to be increased in accordance with this clause, its new Prescribed Equity shall be equal to its Prescribed Equity prior to such increase plus CPE.

20.7

Deemed Change to Prescribed Equity

Where a Joint Venturer's Prescribed Equity has been changed pursuant to Clause 20.5:

(a)

the Prescribed Equity of the other Joint Venturer shall be deemed to reflect its new equity in the Joint Venture and all references to "Prescribed Equity" in respect to that Joint Venturer in this Agreement must be construed accordingly; and

(b)

the event of default to which such change relates shall, for the purposes of this Agreement, including Clause 20.4(a), shall be deemed to have been rectified.

20.8

Adjustment to Shareholder and Director Votes

In the event that the Prescribed Equity of a Joint Venturer exceeds 50% then, for as long as such Prescribed Equity exceeds 50%:

(a)

questions arising at a general meeting or at a Board meeting shall be determined by majority vote; and

(b)

such Joint Venturer in its capacity as a shareholder of the Manager or the directors of the Manager appointed by such Joint Venturer and present and entitled to vote at a general meeting or at a Board meeting (as the case may be) shall have collectively 51% of the vote.

21.

SALE OF INTEREST IN JOINT VENTURE

21.1

Transfers Only in Accordance with this Clause

(a)

Save as allowed by Clause 16, no Joint Venturer may Transfer any of its Prescribed Equity other than in accordance with this Clause 21 and any Transfer made in contravention of this Clause 21 shall be void ab initio.

(b)

No Joint Venturer shall without the consent of the other Joint Venturer have the right to seek or purport to sell or Transfer its Prescribed Equity unless it simultaneously seeks or purports to sell or Transfer its interest in the Manager to the purchaser or transferee of its Prescribed Equity.

21.2

Transfers with Consent

(a)

Any Joint Venturer may Transfer all or part only of its Prescribed Equity to any Person approved in writing by the other Joint Venturer.

(b)

It shall be a condition precedent to such Transfer that the selling Joint Venturer procures that the purchaser enters into an agreement with the other Joint Venturer agreeing to be bound by all terms of this Agreement as if it were a party to it.

21.3

Transfer Notice

(a)

A Joint Venturer wishing to Transfer all or part only of its Prescribed Equity ("Offeror" and "Sale Interest" respectively) other than pursuant to Clause 16 or 21.2 shall give notice in writing ("Transfer Notice") to the other Joint Venturer ("Offeree").

(b)

The Transfer Notice shall only specify the price and financial conditions which deal with the payment of money upon which the Offeror is prepared to Transfer the Sale Interest (hereinafter called "the Proposed Price").

21.4

Offer to Other Joint Venturer

Forthwith upon receipt of the Transfer Notice, the Offeree shall be deemed to have received an offer (such offer to be open for acceptance for a period of 20 Business Days) ("Acceptance Period") to acquire the Sale Interest at the Proposed Price.

21.5

Acceptance or Rejection

The Offeree may within the Acceptance Period:

(a)

accept the offer at the Proposed Price and such acceptance may be conditional upon the receipt by the Offeree of any necessary statutory approvals provided such condition is reasonable in all the circumstances; or

(b)

reject the offer (and the Offeree shall be deemed to have rejected the offer if it fails to accept the offer under Clause 21.5(a) within the Acceptance Period).

21.6

Offeror May Sell

If the offer is rejected by the Offeree pursuant to Clause 21.5(b), the Offeror may, within the period of three (3) months immediately thereafter, Transfer the Sale Interest at a price not more favourable than the Proposed Price to any Person provided always:

(a)

that Person agrees in writing to be bound by and to observe such of the provisions of this Agreement as are still existent and which are binding on the Offeror.

21.7

Last Match Right

(a)

Prior to the Offeror Transferring the Sale Interest in accordance with Clause 21.6, the Offeror shall give to the Offeree a further written notice of such proposed Transfer ("Third Party Notice").

(b)

The Third Party Notice shall state the name of the proposed purchaser and of the Persons who control such purchaser as well as the material terms and conditions of the proposed sale.

(c)

The Offeree shall then be given the option, exercisable by giving notice ("Exercise Notice") to the Offeror within 30 days following service of the Third Party Notice ("Exercise Period"), to take a Transfer of the Sale Interest on substantially the same terms and conditions as set out in the Third Party Notice (i.e. any non-cash equivalent consideration will be assigned a monetary value by mutual agreement or, in the absence of mutual agreement, by the Auditor) provided, however, that the Offeree shall not be required to satisfy any term or condition which cannot readily be satisfied by reason of circumstances specially applicable to the proposed purchaser.

(d)

If the Offeree exercises this option to take such Transfer, then such Transfer shall be completed within 30 days of the Exercise Notice.

(e)

If the Offeree does not elect to take such Transfer of the Sale Interest within the Exercise Period or fails to take such Transfer within the 30 day period specified in paragraph (d), the Offeror shall be free to Transfer the Sale Interest in accordance with Clause 21.6 but only to the proposed purchaser and upon substantially the same terms and conditions stated in the Third Party Notice and the Joint Venturers shall comply with Clause 33.3.

(f)

The following procedures shall apply to any assessment by the Auditor under paragraph (c):

(i)

either Joint Venturer may refer the assessment of the monetary value to the Auditor if agreement cannot be reached within 15 days following service of the Exercise Notice;

(ii)

the Joint Venturers shall provide all information and documents within their possession or control reasonably requested by the Auditor to enable it to make the assessment; and

(iii)

the Auditor shall act as an expert and not as an arbitrator, its determination shall be final and binding on the parties (save for manifest error) and its costs shall be borne equally by the Joint Venturers.

21.8

Determination of Purchase Price in the Event of Default

In the event that a Transfer Notice is deemed to have been issued pursuant to Clauses 20.3(a) or 20.4(b), then the Transfer Notice shall be deemed to have been issued by the defaulting Joint Venturer in accordance with Clause 21.3 at a purchase price determined by the Auditor, acting as an expert and not as an arbitrator, as the fair value of the defaulting Joint Venturer's Prescribed Equity in the following manner:

(a)

the Auditor shall certify what in its opinion is the fair value of the entire Joint Venture assuming a willing (but not anxious) vendor and a willing (but not anxious) purchaser contracting at arm's length;

(b)

the fair value so certified shall then be apportioned to the proportion that the defaulting Joint Venturer's Prescribed Equity represents of the entire Joint Venture.

21.9

Cost of Valuation

The cost of the determination of the purchase price in accordance with Clause 21.8 shall be borne by the defaulting Joint Venturer.

21.10

Deemed Change to Prescribed Equity

Where part of a Joint Venturer's Prescribed Equity has been transferred pursuant to this clause, the Prescribed Equity of the other Joint Venturer shall be deemed to reflect its new equity in the Joint Venture and all references to "Prescribed Equity" in respect to that Joint Venturer in this Agreement must be construed accordingly.

21.11

Completion of Purchase

(a)

Subject to Clause 21.7(d), the completion of any purchase under this clause shall take place on a date selected by the relevant purchaser which is not later than 20 Business Days after the later to occur of the date of its acceptance of the Offeror's offer and the date of approval of any reasonable statutory approvals necessary for such purchase.

(b)

If the interest of a Joint Venturer is transferred pursuant to Clause 21.8 and there are monies owing by the defaulting Joint Venturer to the non-defaulting Joint Venturer then the non-defaulting Joint Venturer shall be entitled to set off such monies owing against the purchase price.

21.12

Transfer

For the purposes of this Clause 21, "Transfer" means the transfer by a Joint Venturer and/or a deemed assignment within the meaning of Clause 16.1(b).

21.13

Change of Control of Party B

Notwithstanding any other provision of this Agreement, in the event that there is a change of control of the Party B the following will apply:

(a)

Subject to sub-paragraph (b), Party A may serve a written notice on Party B (within 90 days of Party A becoming aware of such change of control) electing to either:

(i)

purchase the whole of Party B's Prescribed Equity (including its interest in the Manager) for its market value as at the date of service of such notice (as determined by the Auditor applying the methodology set out in Clause 21.8); or

(ii)

sell to Party B the whole of Party A's Prescribed Equity (including its interest in the Manager) for an amount calculated on a proportionate basis using the methodology set out at Clause 20.6(a) above.

21.14

Change of Control of Party A

Notwithstanding any other provision of this Agreement, in the event that there is a change of control of Party A (the following will apply:

(a)

Subject to sub-paragraph (b), Party B may serve a written notice on Party A (within 90 days of Party B becoming aware of such change of control) electing to either:

(i)

purchase the whole of Party A's Prescribed Equity (including its interest in the Manager) for its market value as at the date of service of such notice (as determined by the Auditor applying the methodology set out in Clause 21.8); or

(ii)

sell to Party A the whole of Party B's Prescribed Equity (including its interest in the Manager) for an amount calculated on a proportionate basis using the methodology set out in Clause 20.6(a) above:

(iii)

Notwithstanding sub-paragraph (a), in the event that the said change of control occurs as a result of Party A listing on the Australian Stock Exchange (or other Registered Exchange) Party B may only serve a written notice on Party A (within 90 days of Party B becoming aware of such change of control) requiring Party A to purchase the whole of Party B's Prescribed Equity (including its interest in the Manager) for its market value at the date the notice is served pursuant to this Clause 21.14 (as determined by the Auditor applying the methodology set out in Clause 21.8).

21.15

The parties agree that completion of any transaction for the purposes of Clauses 21.13 and 21.14 shall occur within 30 days of service of a notice pursuant to Clause 21.13 or 21.14.

22.

TERMINATION

22.1

Termination by Agreement

The Joint Venturers may terminate this Agreement and the Joint Venture at any time by mutual agreement.

22.2

Occurrence of Termination

This Agreement shall be terminated and the Joint Venture dissolved upon the earliest to occur of the following:

(a)

the agreement of the Joint Venturers pursuant to Clause 22.1;

(b)

the election of a non-defaulting Joint Venturer pursuant to Clauses 20.3(b) or 20.4(c); or

(c)

the termination date specified in a notice given pursuant to Clause 22.3.

22.3

Termination by Controlling Joint Venturer

A Joint Venturer with a Prescribed Equity greater than 80% may terminate the Joint Venture at any time by giving notice in writing to the other Joint Venturer specifying a termination date not less than 1 month after the date of service of such notice.

22.4

Right to Terminate Not to Prejudice Other Rights

The rights to terminate this Agreement and dissolve the Joint Venture shall take effect without prejudice to the rights that a Joint Venturer may have had against the other Joint Venturer arising before the termination.

23.

PROCEDURE FOLLOWING TERMINATION

23.1

Accounts on Termination

Upon the termination of the Joint Venture in any of the circumstances described in Clause 22.2, a full accounting in writing shall be taken of all the assets of the Joint Venture and of all the liabilities connected therewith by a special liquidator appointed in accordance with Clause 23.4 and immediately after such accounting shall be taken, all the assets (other than cash) of the Joint Venture shall be realised and sold to their best advantage and the monies arising from such sale and other monies of the Joint Venture shall be applied in the following manner:

(a)

first, in payment of any costs and expenses connected with the taking of the above accounting and the realisation or sale of the above assets;

(b)

secondly, in payment and discharge of any debts or liabilities connected with the Joint Venture;

(c)

thirdly, in payment of any of the non-defaulting Joint Venturer's (if and only if the Joint Venture has been terminated pursuant to Clauses 20.3(b) or 20.4(c), costs, interest, losses or expenses incurred in connection with the Joint Venture by the non-defaulting Joint Venturer as a result of the default by the defaulting Joint Venturer;

(d)

fourthly, any surplus shall be paid to the Joint Venturers in proportion to their respective Prescribed Equities.

23.2

Sale of Assets to Joint Venturers

Either Joint Venturer may purchase any of the assets of the Joint Venture upon any sale made pursuant to this clause.

23.3

Assets deemed sold at best price

For the purposes of this clause, an asset of the Joint Venture shall be deemed to be realised and sold to the best advantage if so realised and sold at a price by the special liquidator appointed pursuant to Clause 23.4.

23.4

Special Liquidator

A special liquidator for the purposes of this Clause 23 shall be appointed by the Manager provided however that if the Board cannot agree upon who should be appointed special liquidator within 10 Business Days of the date of termination of the Joint Venture, such special liquidator shall be as nominated by the President for the time being of the Institute of Chartered Accountants in Australia on the application of either Joint Venturer.

24.

DISPUTE DETERMINATION

24.1

Chief Executives to Consult

In the event that the Joint Venturers are in dispute regarding any matter relating to the Manager, the Joint Venture or otherwise arising out of this Agreement, then either Joint Venturer may by notice in writing to the other Joint Venturer refer the dispute to the chief executive of each Joint Venturer who shall consult with one another in good faith and use their best endeavours to resolve such dispute to the mutual satisfaction of both Joint Venturers without the resort to litigation or arbitration.

24.2

Joint Venturers to Agree Consultant

In the event that the chief executives cannot resolve the dispute within 30 days of referral, then either Joint Venturer may give notice of particulars of such dispute to the other Joint Venturer and require that such dispute mediated internally by a barrister of an Australian Bar Association acceptable to both of the Joint Venturers who shall give a non-binding determination in respect of the dispute.

24.3

Appointment if no agreement on consultant

Should the Joint Venturers be unable to agree on such a consultant within 10 Business Days of the date of such notice of dispute, either Joint Venturer may request the President for the time being of the nominated Australian (State) Bar Association to nominate an appropriate person (having regard to the matters the subject of dispute) to determine the matters so under dispute and the Joint Venturers hereby agree to accept as consultant the person so nominated.

24.4

Expert not Arbitrator

The consultant who has been agreed upon or appointed shall act as an expert and not as an arbitrator and his decision (including any decision as to costs) shall be final and binding upon the Joint Venturers in the absence of manifest error on the part of the consultant.

24.5

Costs of Arbitrator

In the event of any third party consultant or arbitrator being appointed to resolve a dispute between the Parties, any costs or expenses in resolution of the dispute shall be borne equally between the parties.

25.

CONFIDENTIALITY

25.1

Confidentiality Obligation

Subject to Clauses 25.2, each of the Joint Venturers hereby covenants with the other that, in consideration of the Joint Venturers agreeing to establish the Joint Venture and entering into this Agreement, it will procure that it, its Associates and Related Bodies Corporate (other than in accordance with the terms and conditions of this Agreement) will not (without the consent of the other Joint Venturer), divulge to any Person (other than in accordance with this Agreement or as required by law) any confidential and commercially valuable knowledge pertaining to the Business or assets of the Joint Venture ("Confidential Information").

25.2

Permitted Disclosure

A Joint Venturer may divulge Confidential Information to a Person if:

(a)

the Confidential Information is in the public domain;

(b)

disclosure is required by law;

(c)

the disclosure is necessary for the purpose of obtaining any consent, authorisation, approval or licence from any government or public body or authority;

(d)

it is necessary or desirable that the disclosure be made to any taxation or fiscal authority;

(e)

the disclosure is made on a confidential basis to the officers, employees or agents of a Joint Venturer or to the professional advisers of a Joint Venturer for the purposes of obtaining professional advice in relation to this Agreement or the enforcement of this Agreement or otherwise for the purpose of consulting those professional advisers;

(f)

the disclosure is made by a Joint Venturer on a confidential basis to any actual or prospective financier or agent of a financier to the Joint Venturer;

(g)

the disclosure is necessary in relation to any procedure for discovery of documents or any proceedings before any court, tribunal or regulatory body; or

(h)

the disclosure is necessary for the purposes of obtaining listing on any stock exchange.

26.

PUBLICITY

26.1

Except as may be required by law (including the Listing Rules of any relevant stock exchange), no press release or other announcements concerning this Agreement shall be made without the prior written approval of the Joint Venturers, which approval shall not be unreasonably withheld or delayed.

26.2

The Joint Venturers shall co-operate as to the timing and contents of any such announcement.

27.

TIME AND REMEDY OF DEFAULT

27.1

Subject to the provisions hereof, time shall in all respects be of the essence of this Agreement.

27.2

Notwithstanding any other provision of this Agreement, if any Joint Venturer defaults under this Agreement the non-defaulting Joint Venturer shall not be entitled to exercise any of its rights arising out of the default (save where a specific time period is specifically provided elsewhere in this Agreement) other than its right to sue for money then owing until it has served the defaulting Joint Venturer with a notice specifying the default and requesting the defaulting Joint Venturer to:

(a)

either :

(i)

remedy the default; or

(ii)

if the default cannot be remedied, pay to the non-defaulting Joint Venturer an amount and/or take such action as is sufficient to put the non-defaulting Joint Venturer in substantially the same commercial and economic position as it would have been in had the default not occurred;

(b)

pay all legal costs occasioned by the default; and

(c)

pay any interest due under this Agreement,

within 15 Business Days of service of the notice, and the defaulting Joint Venturer fails to comply with the notice.

28.

REPRESENTATIONS AND WARRANTIES

28.1

Party A

Party A represents and warrants to Party B that:

(a)

Party A is a duly incorporated corporation validly existing and in good standing under the laws of South Korea with all the requisite power to enter into this Agreement and perform its obligations hereunder;

(b)

this Agreement has been duly and validly authorised, executed and delivered by Party A, and constitutes Party A's legal, valid and binding obligation, enforceable in accordance with its terms; and

(c)

the execution, delivery and performance of this Agreement by Party A and the consummation of the transactions contemplated hereby will not violate, breach, conflict with or create adverse rights under any corporate charter, by-laws, contract or agreement, or anything else to which Party A is a party or by which Party A or its assets are subject.

28.2

Party B

Party B represents and warrants to Party A that:

(a)

It is a duly incorporated corporation validly existing and in good standing under the laws of Tasmania Australia with all the requisite power to enter into this Agreement and perform its obligations hereunder;

(b)

this Agreement has been duly and validly authorised, executed and delivered by them, and constitutes their legal, valid and binding obligation, enforceable in accordance with its terms; and

(c)

the execution, delivery and performance of this Agreement by them and the consummation of the transactions contemplated hereby will not violate, breach, conflict with or create adverse rights under any corporate charter, by-laws, contract or agreement, or anything else to which either is a party or by which they or their assets are subject.

29.

NOTICES

Unless and until the party provides a different address or facsimile number by notice in writing to other parties to this Agreement its address for notices shall be to:

(a)

if it is Empire NBD Energy JV Pty Ltd

C/- Level 3, 65 Murray Street,

Hobart Tasmania Australia 7000

Attention: Mr Malcolm Bendall

Facsimile No.:+613 6234 9075

Email

cullumcille@aol.com; empireenergy@btinternet.com

(b) if it is Great South Land Minerals Limited Level 3, 65 Murray Street Hobart, Tasmania Australia 7000 Attention: Mr Malcolm Bendall Facsimile No.:+613 6234 9075
(c) if it is NBD PARTNERS ENERGY, South Korea (NBD) 13th Floor, Prudential Tower, 838 Yeoksam_dong Kangnam_gu Seoul, South Korea 135-982 Attention: Mr Simon Lee Facsimile No.:
Email simonlee@nemopartners.com
(d) If they be the Manager to all of the parties outlined in paragraphs (a), (b) and (c) above.

29.2

Any notice given as provided by this clause shall be deemed received by the party to whom it is addressed when:

(a)

in the case of any notice delivered by hand, when so delivered;

(b)

in the case of any notice sent by facsimile, upon the issue of a transmission control or other like report from the despatching facsimile machine which shows the relevant number of pages comprised in the notice to have been sent and the result of the transmission is "OK".

(c)

In the case of any notice sent by email, upon receipt of a response or a successful email delivery receipt, whichever is the earlier in time.

30.

GOVERNING LAW

This Agreement shall be construed in accordance with and shall be governed by the laws for the time being in force in Tasmania, Australia.

31.

JURISDICTION

31.1

Each of the parties irrevocably submits to and accepts the exclusive jurisdiction of any of the Courts of Tasmania or the Federal Court of Australia (as relevant).

31.2

Each of the parties irrevocably waives, and agrees to waive:

(a)

any immunity for the jurisdiction of any court or for any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) which that party may have or in the future acquire;

(b)

any objection that party may now or in the future have to the venue of any such legal process; and

(c)

the claim they may have now or in the future have that any such process has been brought in an inconvenient forum.

32.

BREACH OF AGREEMENT

A breach by a Joint Venturer of its obligations under the Agreement will be deemed to be a breach of that Joint Venturer's obligations under this Agreement.

33.

MISCELLANEOUS

33.1

Costs and Stamp Duty

Each of the parties hereto shall be responsible for its own costs and expenses of and in connection with and incidental to the preparation and carrying into effect of this Agreement and for the preparation of any document contemplated hereunder provided that any stamp duty chargeable upon or in respect of this Agreement or any document or instrument prepared pursuant to this Agreement or contemplated hereunder shall be borne and paid by the Joint Venturers equally.

33.2

Unavoidable Events

No failure or omission to carry out or observe any term of this Agreement will give rise to a claim by any party against another or result in a breach of this Agreement if such failure or omission arises by reason of delay or inability to perform caused by war, whether declared or not, civil rebellion, strike, fire, storm or other severe action of the elements, accident, government or statutory restriction or from other similar causes which are unavoidable or beyond the reasonable control of the relevant party.

33.3

Further Acts

Each of the parties will without further consideration sign, execute and deliver any document and shall perform any other act which may be necessary or desirable to give full effect to this Agreement.

33.4

Entire Understanding

This Agreement supersedes all prior representations, arrangements, understandings and agreements between the parties relating to the subject matter of this Agreement and sets forth the entire and exclusive agreement and understanding between the parties relating to the subject matter of this Agreement.

33.5

Successors and Assigns

This Agreement shall ensure to the benefit of and be binding upon each of the parties and their respective successors and permitted assigns.

33.6

No Waiver or Variation

A provision of or a right created under this Agreement may not be waived or varied except in writing signed by the party or parties to be bound by the waiver or variation.

33.7

Partial Exercise of Rights

No single or partial exercise by any party of any right, power or remedy under this Agreement shall preclude any other or further exercise of that or any other right, power or remedy.

33.8

No Exclusion of Rights

The rights, powers or remedies provided in this Agreement are cumulative with and not exclusive of any rights, powers or remedies provided independently of this Agreement.

33.9

Severance

If any provision of this Agreement is judged invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction, such invalidity or unenforceability (unless deletion of such provision would materially adversely affect one of the parties) will not affect the operation or interpretation of any other provision of this Agreement to the intent that the invalid or unenforceable provision will be treated as severed from this Agreement.

33.10

Application of Legislation

Unless application is mandatory by law, no legislation, proclamation, order, regulation or moratorium whether present or future shall apply to this Agreement so as to extinguish, impair, delay or otherwise alter the rights, powers or remedies of any of the parties.

33.11

Counterparts

This Agreement may consist of a number of counterparts, each of which when executed shall be an original and all the counterparts together shall constitute one and the same instrument.

33.12

Indemnity

Each indemnity under this Agreement is a continuing indemnity and shall constitute a separate and independent obligation of the party giving the indemnity from its other obligations under this Agreement and shall survive the execution, delivery and termination of this Agreement.

33.13

Powers of Attorney

In the event that this Agreement is executed under power of attorney, each of the attorneys executing this Agreement hereby warrants that he has at the time of executing this Agreement no notice of revocation of the power of attorney under the authority of which he executes this Agreement.

33.14

Recitals

The parties acknowledge that the Recitals are true and correct and shall form part of this Agreement.

EXECUTED as an Agreement.

SIGNED by pursuant to Section 126 of the Corporations Act 2001 for NBD PARTNERS ENERGY, SOUTH KOREA in the presence of:	) ) ) )	___________________________________________ Director/Secretary ___________________________________________ Director/Secretary
___________________________________________ Signature of Witness ___________________________________________ Name of Witness (block letters)

SIGNED by pursuant to Section 126 of the Corporations Act 2001 for GREAT SOUTH LAND MINERALS LIMITED ACN 068 650 386 in the presence of:	) ) ) )	/s/: Malcolm Bendall CEO/Director
/s/: Gerry Murrell Signature of Witness GERRY MURRELL Name of Witness (block letters)		/S/: Nicole Chesterman Secretary

SIGNED by pursuant to Section 126 of the Corporations Act 2001 for Empire NBD Energy JV Pty Ltd in the presence of:	) ) ) )	/s/: Malcolm Bendall Director/Secretary
/s/: Gerry Murrell Signature of Witness GERRY MURRELL Name of Witness (block letters)		/s/: Simon Hyeon Lee Director/Secretary

SCHEDULE 1

Constitution (to be drafted)

SCHEDULE 2

Company Management Fee

The Joint Venture Company Management Fee for the First Financial Year shall be AUD$450,000.00